Exhibit 10(aa)

FLEET FINANCIAL GROUP, INC.

DIRECTORS DEFERRED COMPENSATION AND STOCK UNIT PLAN

(Effective December 17, 1997)

Section 1. Purpose

Fleet Financial Group, Inc. (the “Company”) has established, pursuant to resolutions adopted on December 17, 1997, the Directors Deferred Compensation and Stock Unit Plan (the “Plan”) to assist the Company in recruiting and retaining highly qualified directors and to strengthen the commonality of interest between directors and shareholders by enabling eligible members of the Board of Directors (the “Board”) to defer receipt of certain amounts of compensation, as hereinafter described. The Plan hereby amends, restates and continues all of the existing deferred compensation agreements, arrangements and understandings for its current non-employee directors (the “Prior Arrangements”), effective as of December 17, 1997. The Plan supersedes and replaces all Prior Arrangements.

Section 2. Effective Date

The effective date of the Plan is December 17, 1997, except as otherwise provided herein. Amendments to the Plan, if any, shall become effective when adopted by the Human Resources and Planning Committee, or any successor committee, of the Board (the “Committee”) in accordance with the provisions of Section 20.

Section 3. Definitions

(a)	“Account” shall have the meaning set forth in Section 7.

(b)	“Annual Equity Award” shall have the meaning set forth in Section 8(a).

(c)	“Annual Retainer” shall mean the amount that a director is entitled to receive for serving as a director for a calendar year, as determined from time to time by the Committee. As of the effective date of this Plan, the Annual Retainer is set at $40,000.

(d)	“Beneficiary Form” shall have the meaning set forth in Section 12(b).

(e)	“Board” shall have the meaning set forth in Section 1.

(f)	“Chairman Fees” shall have the meaning set forth in Section 8(d).

(g)

“Change of Control” shall mean: (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, of 25% or more of the Outstanding Company Common Stock shall not constitute a Change of Control; and further provided, however, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition of the Outstanding Company Common Stock, shall not constitute a Change of Control; or (b) individuals who, as of the date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (c) consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)	“Committee” shall have the meaning set forth in Section 2.

(i)	“Common Stock” shall mean Fleet Financial Group, Inc. Common Stock, $.01 par value per share:

(j)	“Company” shall have the meaning set forth in Section 1.

(k)	“Deferral Election” shall have the meaning set forth in Section 8(f).

(l)	“Deferral Election Form” shall have the meaning set forth in Section 8(f).

(m)	“Deferred Compensation” shall have the meaning set forth in Section 12(b).

(n)	“Deferred Stock Units” shall represent the right to receive the specified number of Shares from the Company on the date or dates specified in the applicable Distribution Election Form.

(o)	“Delegatee” shall have the meaning set forth in Section 4.

(p)	“Distribution Election” shall have the meaning set forth in Section 8(h).

(q)	“Distribution Election Form” shall have the meaning set forth in Section 8(h).

(r)	“Eligible Director” shall mean any director of the Company who is not an officer or employee of the Company or any subsidiary thereof.

(s)	“Fair Market Value” shall mean, with respect to any date, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape on such date or, if such date is not a business day of the New York Stock Exchange, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape on the last completed New York Stock Exchange business day prior to such date.

(t)	“Fees” shall mean, collectively, the Annual Retainer, the Chairman Fees, and the Meeting Fees.

(u)	“Fixed Rate” shall have the meaning set forth in Section 10(b).

(v)	“Fixed Rate Account” shall have the meaning set forth in Section 12.

(w)	“Mandatory Annual Retainer Amount” shall have the meaning set forth in Section 8(b).

(x)	“Meeting Fees” shall have the meaning set forth in Section 8(e).

(y)	“Phantom Stock Account” shall have the meaning set forth in Section 9(b).

(z)	“Phantom Stock Rate” shall have the meaning set forth in Section 10(c).

(aa)	“Plan” shall have the meaning set forth in Section 1.

(bb)	“Plan Year” shall mean January 1 through December 31.

(cc)	“Prior Arrangements” shall have the meaning set forth in Section 1.

(dd)	“Retainer Balance” shall have the meaning set forth in Section 8(c).

(ee)	“Retirement Plans” shall mean all retirement or other pension plans of the Company or any subsidiary thereof in which any Eligible Director is or was a participant and under which such Eligible Director is or was entitled to receive any benefit.

(ff)	“Shares” shall have the meaning set forth in Section 6.

(gg)	“Stock Unit Account” shall have the meaning set forth in Section 12.

Section 4. Administration and Participant Acknowledgment

The Plan will be administered by the Committee, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. No member of the Committee who is an Eligible Director may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself or herself (or to his or her beneficiaries). Each Eligible Director, by participating in the Plan, thereby acknowledges that he or she consents to the terms of the Plan.

The Committee, in its sole discretion, may delegate by written resolution certain of its duties, responsibilities and powers (including, without limitation, its power to amend the Plan) to a senior officer or officers of the Company, each acting singly (each a “Delegatee”). For purposes of the Plan, any action taken by any Delegatee of the Committee will be considered to have been taken by the Committee. No Committee member or Delegatee shall be liable for any action or determination under the Plan made in good faith. The Company agrees to indemnify and to defend to the fullest possible extent permitted by law any member of the Committee and any Delegatee (including any person who formerly served as a member of the Committee or as a Delegatee) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is or was made in good faith.

Section 5. Eligibility

Any Eligible Director is eligible to participate in the Plan.

Section 6. Stock Subject to the Plan

Shares issuable under the Plan shall be shares of the Company’s Common Stock, which are held in the Company’s treasury (the “Shares”). The Company will maintain a sufficient number of Shares of Common Stock in its treasury to satisfy its obligations hereunder.

Section 7. Deferred Compensation Account; Statement of Account

The Committee will establish and maintain a separate Account for each Eligible Director reflecting the amounts due to such Eligible Director under the Plan. Each Account will consist of up to three subaccounts, the Stock Unit Account, the Fixed Rate Account, and the Phantom Stock Account (if any) (collectively, the “Account”), to reflect the value of the measuring investments selected by such Eligible Director pursuant to the Plan. From time to time, and at least quarterly, the Committee will adjust each Eligible Director’s Account (i) to credit the amount which the Eligible Director has elected to defer under the Plan, and (ii) to reflect increases or decreases in the value of the Account as a result of the measuring investments described under Section 10. An Eligible Director’s Account will continue to be adjusted under this Section 7 until the entire amount has been paid to the Eligible Director or his or her beneficiary. An Eligible Director’s Account will also be adjusted to reflect benefit payments and withdrawals made in accordance with the terms of the Plan. Such adjustments will be made at such time and in such manner as the Committee shall determine. Statements will be sent to each Eligible Director promptly following the close of each calendar quarter as to the estimated value of his or her Account as of the end of the preceding calendar quarter.

Section 8. Award of Deferred Stock Units and Deferral Elections

Commencing April 15, 1998, each Eligible Director shall be eligible to defer certain portions of his or her compensation (as described in this Section 8) in the form of Deferred Stock Units or into a Fixed Rate Account. For the period from December 17, 1997 through (but not including) April 15, 1998, any Fees deferred pursuant to the Plan must be deferred into a Fixed Rate Account or into a Phantom Stock Account (or a combination thereof) in accordance with Section 10.

(a)	Annual Equity Award. Each Eligible Director shall receive, on the date of the annual meeting in each year (or such alternative date as the Committee may approve), Deferred Stock Units with a value upon grant equal to 50% of the then current Annual Retainer (the “Annual Equity Award”). The Annual Equity Award is in addition to the Mandatory Annual Retainer Amount described in Section 8(b) below.

(b)	Mandatory Annual Retainer Amount. Commencing April 15, 1998 with respect to the Annual Retainer payable for the remainder of 1998 and in each year thereafter with respect to the Annual Retainer for such year, each Eligible Director shall receive 25% of his or her Annual Retainer in the form of Deferred Stock Units (the “Mandatory Annual Retainer Amount”) as provided hereunder.

(c)	Elective Annual Retainer Amount. Commencing April 15, 1998 with respect to the remaining 75% of his or her Annual Retainer (the “Retainer Balance”) payable for the remainder of 1998 and in each year thereafter with respect to the Retainer Balance for such year, each Eligible Director may elect to defer all or a portion of the Retainer Balance in the form of Deferred Stock Units, into a Fixed Rate Account, or into a combination thereof, by so specifying on the Deferral Election Form.

(d)	Elective Chairman Fees Amount. Commencing April 15, 1998 with respect to the fees that he or she receives for serving as a chairman or co-chairman of a committee of the Board (the “Chairman Fees”) for the remainder of 1998 and in each year thereafter with respect to the Chairman Fees for such year, each Eligible Director may elect to defer some or all of the Chairman Fees in the form of Deferred Stock Units, into a Fixed Rate Account, or into a combination thereof, by so specifying on the Deferral Election Form.

(e)

Elective Meeting Fees Amount. Commencing April 15, 1998 with respect to the fees that he or she receives for attending meetings of the Board (the “Meeting Fees”), which term shall include any fees received for attending meetings of one or more committees of the Board, for the remainder of 1998 and in each year thereafter with respect to the Meeting Fees for such year, each Eligible Director may elect to defer some or all of the Meeting Fees in the form of Deferred Stock Units, into a Fixed Rate Account, or into a combination thereof, by so specifying on the Deferral Election Form.

(f)	Deferral Election. Eligible Directors must complete and execute an election to defer receipt of Fees (a “Deferral Election”) in the form required by the Committee from time to time (the “Deferral Election Form”) and deliver it to the Secretary of the Company on or before December 31 of the year prior to the year for which such Deferral Election will take effect (or prior to April 15, 1998 solely with respect to Deferral Elections for the remainder of 1998). The Deferral Election Form shall specify the portion of the Fees to be deferred and the subaccount(s) of the Account in which such deferred Fees will be held. A Deferral Election once made is irrevocable and may not be changed with respect to the Fees earned in such year and the choice of subaccount(s) of the Account into which such deferred Fees will be held. Future Deferral Elections with respect to Fees to be earned in future years may specify a different choice of subaccount(s) into which such future years’ deferred Fees will be held but any such change in an Eligible Director’s Deferral Election will not effect such Eligible Director’s previously deferred Fees.

(g)	Deferral Election During a Plan Year. Any Eligible Director who becomes an Eligible Director during a Plan Year may make a Deferral Election for the remainder of the Plan Year within thirty (30) days after taking office in which case the Deferral Election will be effective for the remainder of the Plan Year. A nominee for director may make a Deferral Election prior to his or her election.

(h)

Distribution Election. Eligible Directors must complete and execute an election form to choose the method of distribution of the Deferred Compensation held in such Eligible Director’s Account (the “Distribution Election”) in the form required by the Committee from time to time (the “Distribution Election Form”) and deliver it to the Secretary of the Company within thirty (30) days after becoming an Eligible Director (or prior to April 15, 1998 for directors who became Eligible Directors prior to April 15, 1998). The Distribution Election Form shall specify the method of distributing such Eligible Director’s Deferred Compensation held in such Eligible Director’s Account. An Eligible Director may change his or her Distribution Election at any time up to 12 months prior to the date of his or her cessation of service as a director of the Company (including service as a director of any subsidiary of the Company) by properly completing and delivering to the Secretary of the Company a new Distribution Election Form bearing a later date, provided, however, that any Distribution Election made by an Eligible Director in the 12-month period prior to his or her cessation of service as a director of the Company (including service as a director of any subsidiary of the Company) is not valid and will not be honored. In the event an Eligible Director has not made a valid Distribution Election in accordance with this Section 8(h), such Eligible Director’s Account will be fully distributed in a lump sum in

January of the year following the year in such Eligible Director ceases to serve on the Board (including service on the board of directors of any subsidiary of the Company).

Section 9. Conversion of Retirement Plan Benefits and Phantom Stock Account Balances

(a)	Retirement Plan Benefits. The accrued benefit owing to each Eligible Director under the Company’s Retirement Plans as of December 31, 1997 may, at the election of such Eligible Director, be converted into Deferred Stock Units by delivering to the Secretary of the Company prior to April 15, 1998 a conversion election form relating to such benefits. The number of Deferred Stock Units credited in exchange for the accrued benefit will equal the net present value of the accrued benefit divided by the Fair Market Value of the Company’s Common Stock on April 15, 1998. Any benefit owing under the Company’s Retirement Plans not converted into Deferred Stock Units will continue to be governed by the terms and conditions of the applicable Retirement Plan.

(b)	Phantom Stock Account Balance. The value of the phantom stock account (the “Phantom Stock Account”) balance as of April 15, 1998 payable in cash upon retirement to each Eligible Director may, at the election of such Eligible Director, be converted into Deferred Stock Units by delivering to the Secretary of the Company, prior to April 15, 1998, a conversion election form relating to such Phantom Stock Account. The number of Deferred Stock Units credited in exchange for such Phantom Stock Account balance will equal the balance in the Phantom Stock Account divided by the Fair Market Value of the Company’s Common Stock on April 15, 1998. With respect to the balance of each Eligible Director’s Phantom Stock Account not converted into Deferred Stock Units, the Eligible Director’s selection of the Phantom Stock Rate shall continue in full force and effect.

(c)	Determination of Value of Unconverted Phantom Stock Account Balances. For purposes of calculating the value of any Phantom Stock Account not converted into Deferred Stock Units, such account will continue to be credited based upon the Phantom Stock Rate.

Section 10. Measuring Investments

(a)	Election of Measuring Investment. For deferral of Fees prior to April 15, 1998, each Eligible Director may elect to defer such fees into a Fixed Rate Account or a Phantom Stock Account. Commencing April 15, 1998 each Eligible Director may elect to defer Fees as Deferred Stock Units or into a Fixed Rate Account and each Deferral Election Form shall specify the portion of the Fees deferred that are to be credited to a Fixed Rate Account and the portion to be deferred as Deferred Stock Units.

(b)	Determination of Fixed Rate. The Committee shall from time to time establish annual fixed rate factors (the “Fixed Rate”). The initial Fixed Rate shall be the highest fixed rate in effect from time to time for deferral amounts under the Company’s Executive Deferred Compensation Plan No. 2 (1997 Restatement), as amended from time to time. The Fixed Rate will be applied to each Eligible Director’s Account at such time and in such manner as the Committee shall determine and may be changed from time to time by the Committee. Notwithstanding the foregoing provisions of this Section 10 or any other provision of the Plan to the contrary, following a Change of Control of the Company, the Fixed Rate to be applied under this Section 10 to increase the balance of the Eligible Director’s Account (as determined under the provisions of the Plan in effect immediately prior to such Change of Control), for the period beginning on the date of such Change of Control and ending on the date that the entire amount of the Eligible Director’s Account has been paid to the Eligible Director or his or her beneficiary, shall not be less than the Fixed Rate being applied under this Section 10 to deferral amounts under the Eligible Director’s Account under the provisions of the Plan in effect immediately prior to such Change of Control.

(c)	Determination of Phantom Stock Rate. The stock equivalent measurement (the “Phantom Stock Rate”) will be a rate equal to (a)(i) the sum of (or the difference between) (x) the mean of the high and low sales prices of the Company’s Common Stock as reported on the New York Stock Exchange Composite Tape on the first business day of any fiscal quarter plus (y) the aggregate amount of any cash dividends or other distributions paid on the Company’s Common Stock as of the first business day of any fiscal quarter, minus (ii) the mean of the high and low sales prices of the Company’s Common Stock as reported on the New York Stock Exchange Composite Tape on the first business day of the prior fiscal quarter (the “prior stock price”), divided by (b) the prior stock price.

Section 11. Dividends and Distributions

Whenever a cash dividend or any other distribution is paid with respect to the Common Stock, each Eligible Director shall be entitled to receive an additional number of Deferred Stock Units equal to the number of Shares, including fractional Shares (up to three decimal places), that could have been purchased had such dividend or other distribution been paid on each Share underlying the then outstanding Deferred Stock Units in the Eligible Director’s Account (on the record date for such dividend or distribution) and the amount of such dividend or value of such other distribution been used to acquire additional Shares at their Fair Market Value on the date such dividend or other distribution is paid. The value of a distribution of any property other than cash on or related to the Shares shall, at the option of the Committee, be either determined by the Committee or independently established.

Section 12. Terms, Conditions and Form of Deferrals

Amounts deferred under the Plan that are to be credited with a Fixed Rate shall be evidenced by a bookkeeping account record (the “Fixed Rate Account”), amounts deferred under the Plan that are to be credited with the Phantom Stock Rate shall be evidenced by a Phantom Stock Account, and amounts deferred as Deferred Stock Units shall be evidenced by a bookkeeping account record (the “Stock Unit Account”) in accordance with Section 7 in such form as the Committee shall from time to time approve, which shall be subject to the following terms and conditions:

(a)	Timing of Deferrals. Subject to Section 24, the Annual Equity Award and any Fees deferred, whether mandatory or elective, shall be credited to the appropriate subaccount of the Account on the date such Annual Equity Award and such Fees are earned, as described below. The number of Deferred Stock Units credited to the Stock Unit Account shall be equal to the number (including fractional amounts up to three decimal places) obtained by dividing the dollar value of the portion of the applicable Fees or Annual Equity Award by the Fair Market Value of the Common Stock on the date that such Fee or Annual Equity Award is earned, as described below. One quarter of the Annual Retainer and one quarter of the annual Chairman Fees will be earned on the first day of each calendar quarter. Meeting Fees will be earned on the date of the meeting or, in the case of a committee meeting held in conjunction with a Board meeting, on the date of the related Board meeting. The Annual Equity Award will be earned on the date of the Company’s annual meeting in such year, or such alternative date as the Committee may approve.

(b)	Payment Upon Death. In the event of an Eligible Director’s death, the balance owing in such Eligible Director’s Account (the “Deferred Compensation”) shall be payable to the designated beneficiary or beneficiaries in accordance with such Eligible Director’s Distribution Election. An Eligible Director may elect to designate one or more beneficiaries to receive his or her Deferred Compensation in the event of such director’s death. In order to designate a beneficiary or beneficiaries, such director must complete and deliver to the Secretary of the Company a written form (the “Beneficiary Form”) on which he or she makes such designation. Such a designation will become effective when received by the Secretary of the Company. The designation shall be irrevocable unless modified or revoked as provided in this subsection. In order to modify or revoke a designation, an Eligible Director must complete and deliver to the Secretary of the Company a new Beneficiary Form bearing a later date. Payments to a beneficiary under this Section 12 will be made commencing in January of the year following the year that the Company is notified of such director’s death. If the director shall die without making a designation (or if a designated beneficiary does not survive the Eligible Director), the Deferred Compensation shall be payable to the Eligible Director’s estate in one lump sum following the Company’s receipt of notification of such director’s death.

Section 13. Period of Deferral

An Eligible Director may elect in his or her Distribution Election Form to defer receipt of compensation until his or her termination of service as a director of the Company (including service as a director of any subsidiary of the Company). If such a deferral is elected, distribution of balances in an Eligible Director’s Account will commence in January of the year following the year in which such Eligible Director ceases to serve on the Company’s Board (including service on the board of directors of any subsidiary of the Company).

Section 14. Form of Payment and Method of Delivery

Delivery of Shares (but not fractional Shares, which fractional amount will be payable in cash) representing the Deferred Stock Units and delivery of cash representing balances in the Fixed Rate Account and the Phantom Stock Account (if any) will be made to an Eligible Director in accordance with his or her Distribution Election or, if no election applies, in January of the year following the year in which such Eligible Director ceases to serve on the Board (and any subsidiary board(s)). An Eligible Director may elect to receive amounts due under the Plan either in (a) a lump sum, or (b) a number of annual installments (not to exceed 10) as specified by that Eligible Director in his or her Distribution Election Form. If installment payments are specified, annual installments will be paid in January of each year such an installment payment is due.

Section 15. Effect of Election: Hardship Withdrawals

All elections to defer compensation shall be irrevocable; provided, however, that a director may request early payment of all or a portion of the amounts deferred only upon a showing of severe financial hardship as a result of an unanticipated emergency, as determined by the Committee in its sole discretion. If a hardship election is approved by the Committee, then payment of the amount approved by the Committee for early payment shall be made within thirty (30) days of such approval.

Section 16. Adjustment Provisions

(a)	Recapitalizations. If, as a result of any recapitalization or reclassification of the Common Stock, or any stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets of the Company are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the kind of shares reserved for issuance under the Plan and (y) the number and kind of shares or other securities subject to any then outstanding Deferred Stock Unit under the Plan. In the event of any other extraordinary dividend or distribution, whether in stock, cash or other property, or a spinoff, split up or other extraordinary transaction, the number of shares issuable under this Plan shall be subject to such adjustment as the Committee may deem appropriate, and the number of shares issuable pursuant to any Deferred Stock Unit theretofore granted shall be subject to such adjustment as the Committee may deem appropriate with a view toward preserving the value of such Deferred Stock Unit.

(b)	Change of Control. In the event of a Change of Control of the Company after which an Eligible Director does not continue on the Board of the Company or the surviving company of the Change of Control transaction, or any subsidiary board of the Company or the surviving company of the Change of Control, such Eligible Director’s Deferred Compensation shall become due and payable. The distribution of balances in such Eligible Director’s Account will commence in January of the year following the year in which such Eligible Director ceases to serve on the board of directors of the Company or any successor company, or any subsidiary board of the Company or any successor company.

Section 17. Taxes

All distributions under the Plan shall be subject to reduction for applicable tax withholding obligations. Tax withholding obligations incurred in connection with the distribution of Shares pursuant to the Plan may be satisfied by an Eligible Director by directing the Company to withhold Shares having a Fair Market Value equal to the applicable tax withholding obligation.

Section 18. Director’s Rights Unsecured

The right of any director to receive future payments under the provisions of the Plan shall be an unsecured, contractual claim against the general assets of the Company. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any segregation of assets for the payment of any amounts under the Plan. An Eligible Director shall have no right on account of the Plan in or to any specific assets of the Company. The obligations of the Company hereunder shall be binding upon its successors and assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

Section 19. Limitation of Rights

(a)	No Right to Continue as Director. Neither the Plan, nor the granting of a Deferred Stock Unit or any other Deferred Compensation nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will retain a director for any period of time. The Plan will not be deemed to constitute a contract of employment between the Company and any Eligible Director, or to be consideration for the employment of any Eligible Director.

(b)	No Shareholder Rights. An Eligible Director shall have no rights as a shareholder with respect to the Shares covered by his or her Deferred Stock Unit until the date of the issuance to him or her of a stock certificate covering the Shares underlying such Deferred Stock Unit.

Section 20. Amendment of the Plan

The Plan may be altered, amended, revoked or terminated by the Committee, or any Delegatee thereof, or by the Company, in any manner and at any time; provided, however, no such alteration, amendment, revocation or termination may adversely affect any person then receiving benefits under the Plan without his or her written consent; and further provided, however, following a Change of Control of the Company, no such alteration, amendment, revocation or termination shall reduce the amount of an Eligible Director’s Account or his or her rights to such Account as determined under the provisions of the Plan in effect immediately prior to such Change of Control, or in any way adversely affect the annual measuring investment factors described in Section 10, or otherwise adversely affect the Eligible Director’s benefits under the Plan, without the written consent of the Eligible Director; and further provided, however, following said Change of Control, the provisions of this Section 20 may not be amended.

Section 21. Termination of the Plan

Unless earlier terminated pursuant to the terms of the Plan, the Plan shall terminate upon the date on which all Shares available for issuance under the Plan shall have been issued pursuant to Deferred Stock Units granted under the Plan and all amounts owing to Eligible Directors under the Plan have been paid.

Section 22. Assignments

All Deferred Compensation owing hereunder, by its terms shall not be transferable by the Eligible Director otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended or replaced from time to time) and shall be payable during the lifetime of the Eligible Director only to such Eligible Director or a transferee pursuant to a qualified domestic relations order. Such Deferred Compensation will not be subject to being taken by his or her creditors by any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized.

Section 23. Notice

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

Section 24. General Restrictions

(a)	Investment Representations. The Company may require any person to whom a Deferred Stock Unit is granted, as a condition of the grant of such Deferred Stock Unit, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares underlying the Deferred Stock Unit for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

(b)

Compliance with Securities Laws. The settlement of each Deferred Stock Unit shall be subject to the requirements that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Deferred Stock Unit upon any securities exchange or under any state or federal law is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Shares may not be issued unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain listing, registration or qualification, or to satisfy such condition.

Section 25. Special Provisions for Eligible Directors Covered by Prior Arrangements

Notwithstanding any provision of the Plan to the contrary, the following special rules shall apply to each Eligible Director covered by a Prior Arrangement on December 17, 1997.

(a)	Forms, Consents, etc. In order to participate in the Plan, such Eligible Director may be required to complete such Deferral Election and Distribution Election or other forms or consents as the Committee shall prescribe; and

(b)	Termination of Prior Arrangements. As of December 17, 1997, such Eligible Director’s Account under the Plan shall be credited with an amount equal to the amount of his or her account or accounts under the Prior Arrangements and the Company shall have no further liability or obligations under said Prior Arrangements.

Section 26. Governing Law

The Plan shall be construed in accordance with the laws of the State of Rhode Island without giving effect to the conflict of laws provisions therein to the extent those laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended.

Adopted by the Human Resources and Planning Committee of the Board of Directors as of December 17, 1997

/s/ William C. Mutterperl
William C. Mutterperl
General Counsel

Amendment To The

FleetBoston Financial Corporation

Directors Deferred Compensation and Stock Unit Plan

(Effective December 17, 1997)

The Directors Deferred Compensation and Stock Unit Plan (Effective December 17, 1997) is hereby amended as follows, effective July 1, 2000.

1)	The following new sentence is hereby added to the end of Section 8(f):

Notwithstanding the above, on July 1, 2000 and on each January 1st thereafter, an Eligible Director may elect to transfer all or a portion of his or her Fixed Rate Account to his or her Stock Unit Account. A transfer from an Eligible Director’s Stock Unit Account to his or her Fixed Rate Account shall not be permitted.

2)	The following new sentence is hereby added to the end of Section 10(a):

Commencing on July 1, 2000 and on each January 1st thereafter, an Eligible Director may elect to transfer all or a portion of his or her Fixed Rate Account to his or her Stock Unit Account.

Adopted by the Human Resources and Board Governance Committee of the Board of Directors at their meeting held on June 20, 2000.

By:	/s/ William C. Mutterperl
William C. Mutterperl
Executive Vice President Secretary and General Counsel

Second Amendment To The

FleetBoston Financial Corporation

Directors Deferred Compensation and Stock Unit Plan

(Effective December 17, 1997)

The Directors Deferred Compensation and Stock Unit Plan (Effective December 17, 1997) is hereby amended as follows, effective January 1, 2003:

1)	The following new sentence is hereby added to the end of Section 6:

Subject to adjustment in accordance with the provisions of Section 16(a), the total number of Shares of Common Stock that may be issued under the Plan shall not exceed 2,000,000 Shares.

2)	The following new sentence is hereby added to the end of Section 12(a):

Notwithstanding the above, Meeting Fees deferred as Deferred Stock Units will initially be deferred into the Fixed Rate Account on the date such Fees are earned, and then credited, together with earnings thereon at the Fixed Rate, to the Stock Unit Account on the first day of each calendar quarter.

Adopted by the Human Resources Committee of the Board of Directors as of December 17, 2002.

By:	/s/ Gary A. Spiess
Gary A. Spiess
Executive Vice President, General Counsel and Secretary

Third Amendment To The

FleetBoston Financial Corporation

Directors Deferred Compensation and Stock Unit Plan

(Effective December 17, 1997)

The Directors Deferred Compensation and Stock Unit Plan (Effective December 17, 1997) is hereby amended as follows:

1)	All references in the Plan to “Fleet Financial Group, Inc.” are replaced with references to “FleetBoston Financial Corporation.”

2)	All references in the Plan to “Human Resources and Planning Committee” are replaced with references to the “Human Resources Committee.”

3)	Section 3(b) is hereby amended in its entirety to read as follows, effective April 16, 2003:

(b)	Reserved.

4)	The last sentence of Section 3(c) is hereby eliminated in its entirety.

5)	Section 8(a) is hereby amended in its entirety to read as follows, effective April 16, 2003:

(a)	Reserved.

6)	Section 8(b) is hereby amended in its entirety to read as follows:

(b)	Mandatory Annual Retainer Amount. Commencing April 15, 1998 with respect to the Annual Retainer payable for the remainder of 1998 and in each year thereafter with respect to the Annual Retainer for such year, each Eligible Director shall receive such percent, as determined from time to time by the Committee, of his or her Annual Retainer in the form of Deferred Stock Units (the “Mandatory Annual Retainer Amount”) as provided hereunder.

7)	Section 8(c) is hereby amended in its entirety to read as follows:

(c)	Elective Annual Retainer Amount. Commencing April 15, 1998 with respect to the remaining balance of his or her Annual Retainer (the “Retainer Balance”) payable for the remainder of 1998 and in each year thereafter with respect to the Retainer Balance for such year, each Eligible Director may elect to defer all or a portion of the Retainer Balance in the form of Deferred Stock Units, into Fixed Rate Account, or into a combination thereof, by so specifying on the Deferral Election Form.

8)	Section 12(a) is hereby amended by deleting all references therein to the term “Annual Equity Award,” effective April 16, 2003.

Adopted by the Human Resources Committee of the Board of Directors at their meeting held on April 14, 2003.

By:	/s/ M. ANNE SZOSTAK
M. Anne Szostak
Executive Vice President and Director of Human Resources

Fourth Amendment To The

FleetBoston Financial Corporation

Directors Deferred Compensation and Stock Unit Plan

(Effective December 17, 1997)

The Directors Deferred Compensation and Stock Unit Plan (Effective December 17, 1997) is hereby amended as follows, effective January 1, 2004:

1)	The last sentence of Section 12(a), which was added by the Second Amendment to the Plan, is hereby amended to read in its entirety as follows:

Notwithstanding the above, Meeting Fees deferred as Deferred Stock Units will initially be deferred into the Fixed Rate Account on the date such Fees are earned, and then credited, together with earnings thereon at the Fixed Rate, to the Stock Unit Account on the first day of each calendar quarter; provided however, that with respect to Meeting Fees deferred as Deferred Stock Units for the period January 1, 2004 through March 24, 2004, such Meeting Fees will initially be deferred into the Fixed Rate Account on the date such Fees are earned, and then credited, together with earnings thereon at the Fixed Rate, to the Stock Unit Account on March 24, 2004.

Adopted by the Board of Directors at their meeting held on March 17, 2004

By:	/s/ Gary A. Spiess
Gary A. Spiess
Executive Vice President, General Counsel and Secretary